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                                                                   Exhibit 23.02


                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
Talarian, Corporation:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.



Mountain View, California
July 18, 2000